Exhibit 10.35

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) dated as of August 5, 2011 to the Credit Agreement referenced below is by and among THE KEYW HOLDING CORPORATION, a Maryland corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, credit facilities have been extended to the Borrower pursuant to the Credit Agreement dated as of February 28, 2011 (as amended by that certain First Amendment dated as of April 22, 2011 and as further amended, modified, supplemented and extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Credit Agreement.
2.	Amendment. The Credit Agreement is amended in the following respects:
2.1	The definition of “Aggregate Revolving Commitments” in Section 1.01 is amended and restated in its entirety to read as follows:

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the effective date of the Second Amendment to this Agreement is SIXTY-FIVE MILLION DOLLARS ($65,000,000).

2.2	Schedule 2.01 is amended and restated in its entirety to read as Exhibit A attached hereto. For the avoidance of doubt, the Borrower’s right to increase the Aggregate Revolving Commitments pursuant to Section 2.01(b) shall not be reduced or otherwise affected by this Amendment.
3.	Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of (a) counterparts of this Amendment duly executed by the Borrower, the Guarantors, all of the Lenders and the Administrative Agent, (b) a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party certifying that the resolutions adopted by the board of directors or equivalent governing body of such Loan Party and delivered to the Administrative Agent in connection with the Credit Agreement or Joinder Agreement, as applicable, are in full force and effect and have not been amended, modified or rescinded, and (c) for the account of each Lender (including Bank of America), a fee equal to 0.375% of the aggregate principal amount of each such Lender’s increase to its Revolving Commitment as provided herein.
4.	Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
5.	Representations and Warranties; No Default. Each Loan Party represents and warrants to the Administrative Agent and each Lender that after giving effect to this Amendment, (a) each of the representations and warranties of each Loan Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are be true and correct in all material respects as of such earlier date, and (b) no Default exists.

6.	Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.
7.	Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment and all documents, agreements and instruments executed in connection with this Amendment do not in any manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.
8.	No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.
9.	Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.
10.	Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

Each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	THE KEYW HOLDING CORPORATION, a Maryland corporation
By: /s/ Leonard E. Moodispaw Name: Leonard E. Moodispaw Title: Chief Executive Officer
GUARANTORS:	THE KEYW CORPORATION, a Maryland corporation
coreservlets.com, Inc., a Maryland corporation
Sycamore.US, Inc., a Maryland corporation
Sycamore Services, Inc., a Maryland corporation
Everest Technology Solutions, Inc., a Delaware corporation
JKA TECHNOLOGIES, INC., a Maryland corporation
Forbes Analytic Software, Inc., a Virginia corporation
By: /s/ Leonard E. Moodispaw Name: Leonard E. Moodispaw Title: Chief Executive Officer of each of the foregoing
INTEGRATED COMPUTER CONCEPTS, INCORPORATED,
a Maryland corporation
THE ANALYSIS GROUP, LLC, a Virginia limited liability company
S&H ENTERPRISES OF CENTRAL MARYLAND, INC., a Maryland
corporation Insight Information Technology, LLC,
a Delaware limited liability company
By: /s/ John E. Krobath Name: John E. Krobath Title: Chief Financial Officer of each of the foregoing

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bozena Janociak Name: Bozena Janociak Title: Vice President
LENDERS:	BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Mark A. Zirkle Name: Mark A. Zirkle Title: Vice President
SUNTRUST BANK as a Lender
By: /s/ Linda Bergmann Name: Linda Bergmann Title: Senior Vice President
CITIBANK NA as a Lender
By: /s/ Jessica L. Tenaza Name: Jessica L. Teneza Title: Senior Vice President

Exhibit A

Schedule 2.01

Lenders and Commitments

Lender	Revolving Commitment	Revolving Commitment Percentage
Bank of America, N.A.	$33,000,000.00	50.769230770%
SunTrust Bank	$16,000,000.00	24.615384615%
Citibank NA	$16,000,000.00	24.615384615%
Total:	$65,000,000.00	100.000000000%